EXHIBIT 16


                       Arthur Andersen LLP
                   1345 Avenue of the Americas
                        New York, NY 10105







                                   October 26, 2001



U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

               Re:  JLM Couture, Inc.

Dear Sir/Madam:

     We have reviewed the statements made by JLM Couture, Inc.
(copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K, as part of JLM Couture, Inc.'s Form 8-K Current Report dated
October 25, 2001.  We agree with the statements concerning Arthur
Andersen LLP in such Form 8-K.

                                   Very truly yours,



                                   /s/ARTHUR ANDERSEN LLP